Exhibit 4.1

C1234567890

104598

INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)
CONSTITUÉE EN VERTU DE LA BUSINESS CORPORATIONS ACT (COLOMBIE-BRITANNIQUE)

Number Numéro

ZQ 123456

TELUS CORPORATION

Shares Actions

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Canadian Certificate
Certificat canadien

CUSIP 87971M103

ISIN CA87971M1032

SEE REVERSE FOR CERTAIN DEFINITIONS

VOIR AU VERSO POUR CERTAINES DÉFINITIONS

THIS CERTIFIES THAT
LES PRÉSENTES ATTESTENT QUE

SPECIMEN

is the registered holder of
est le porteur inscrit de

*** ZERO ***

SAMPLE

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

ACTIONS ORDINAIRES SANS VALEUR NOMINALE ENTIÈREMENT LIBÉRÉES DU CAPITAL-ACTIONS DE

TELUS Corporation

transferable in a securities register of the TELUS Corporation ("TELUS" or the "Company") by the holder in person or by Attorney upon surrender of this Certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

transférables dans les registres de valeurs mobilières de TELUS Corporation («TELUS» ou la «Société») par le porteur en personne ou par son fondé de pouvoir sur remise du présent certificat dûment endossé.

Ce certificat n'est valide que s'il a été contresigné par l'agent de transfert et agent chargé de la tenue des registres de la Société.

EN FOI DE QUOI la Société a fait signer le présent certificat en son nom au moyen des fac-similés de signature de ses dirigeants dûment autorisés.

Dated: [date]
Le : [date]

VOID

Chairman
Président du conseil

President and Chief Executive
Président et chef de la direction

COUNTERSIGNED AND REGISTERED
CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE TRUST COMPANY, INC.
(GOLDEN)
TRANSFER AGENT AND REGISTRAR
AGENT DE TRANSFERT ET AGENT CHARGÉ DE LA TENUE DES REGISTRES

By
Par
Authorized Officer - Représentant autorisé

OR
OU

COUNTERSIGNED AND REGISTERED
CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE TRUST COMPANY OF CANADA
SOCIÉTÉ DE FIDUCIE COMPUTERSHARE DU CANADA
(CALGARY) (VANCOUVER) (TORONTO) (MONTRÉAL) (HALIFAX)
TRANSFER AGENT AND REGISTRAR
AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES

By
Par
Authorized Officer - Représentant autorisé

CANCELLED

VOID

The shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada in Calgary, AB, Vancouver, BC, Toronto, ON, Montreal, QC, and Halifax, NS or Computershare Trust Company, Inc. in Golden, CO.
Les actions représentées par ce certificat peuvent être transférées aux bureaux de Société de fiducie Computershare du Canada à Calgary, AB, Vancouver, BC, Toronto, ON, Montréal, QC, et Halifax, NS ou à Computershare Trust Company, Inc. à Golden, CO.

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

. For value received the undersigned hereby sells, assigns and transfers unto Pour valeur reçue, le soussigné vend, cède et transfère par les présentes à Signature of Shareholder / Signature de l'actionnaire Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only. Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program. Computershare’s Privacy Notice: In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients' needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. *You are required to provide your SIN if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage. Garantie de signature : La signature apposée aux fins de cette cession doit correspondre exactement au nom qui est inscrit au recto du certificat, sans aucun agrandissement ou changement, et doit être garantie par une banque canadienne de l'Annexe I ou un membre d'un programme de garantie de signature Medallion acceptable (STAMP, SEMP, MSP). Le garant doit apposer un timbre portant la mention « Signature Guaranteed ». Aux États-Unis, seuls les membres d'un « Medallion Signature Guarantee Program » peuvent garantir une signature. Les garanties de signature ne peuvent pas être faites par des caisses d'épargne (Treasury Branches), des caisses de crédit (Credit Unions) ou des Caisses Populaires, à moins qu'elles ne soient membres du programme de garantie de signature Medallion STAMP. Avis de confidentialité de Computershare : Lorsque Computershare fournit des services, à vous ainsi qu'à ses sociétés clientes, elle reçoit des renseignements personnels non publics à votre sujet - votre nom, votre adresse, votre numéro d'assurance sociale, les titres que vous détenez, les opérations que vous avez effectuées, etc. Nous utilisons ces renseignements afin d'administrer votre compte, pour mieux répondre à vos besoins et à ceux de nos clients ainsi qu'à d'autres fins légales. Nous avons établi un Code de confidentialité, qui contient de plus amples renseignements sur nos pratiques à l'égard des renseignements et sur la façon dont nous assurons la protection de vos renseignements personnels. Vous le trouverez sur notre site Web, computershare.com; vous pouvez également vous en procurer un exemplaire en nous en faisant la demande par écrit, au 100 University Avenue, Toronto (Ontario) M5J 2Y1. *Vous êtes tenu de nous fournir votre NAS si vous devez recevoir un revenu de ces titres. Nous utiliserons ce numéro aux fins de l'impôt. Computershare peut également vous demander votre NAS comme mesure de sécurité et d'identification lorsque vous nous demandez de gérer votre compte, par téléphone ou par écrit; vous pouvez cependant refuser de le faire. LE : DATED: * Please insert Social Insurance, Tax Identification, or other identifying number of transferee. * Veuillez inscrire le numéro d'assurance sociale, le numéro d'identification aux fins de l'impôt ou tout autre numéro permettant d'identifier le cessionnaire. Insert name and address of transferee Insérer le nom et l'adresse du cessionnaire shares represented by this certificate and does hereby irrevocably constitute and appoint actions représentées par le présent certificat et nomme irrévocablement the attorney of the undersigned to transfer the said shares in a securities register of the Company with full power of substitution in the premises. le fondé de pouvoir du soussigné chargé d'inscrire le transfert desdites actions à un registre de valeurs mobilières de la Société, avec plein pouvoir de substitution à cet égard. NOTICE OF SHARE RESTRICTIONS The percentage of voting shares of the Company that may be held by non-Canadians is restricted under the Telecommunications Act, Canadian Telecommunications Common Carrier Ownership and Control Regulations, the Broadcasting Act, the Radiocommunications Act and certain other statutes which apply or may apply to the operations of the Company and its subsidiaries. In order to ensure that the Company and its subsidiaries continues to be qualified to operate within these laws, the Articles of the Company contain provisions relating to the sale, transfer, acquisition, holding and voting of voting shares of the Company. These provisions include: affidavits or declarations required from registered holders of the shares of the Company in order to determine the Canadian and non-Canadian beneficial ownership of voting shares; and restrictions on the ability to subscribe for, issue to, transfer or otherwise acquire shares, including the Common Shares, of the Company. The provisions also permit the Company to suspend the rights of shareholders to vote, so that the proportion of voting shares beneficially owned or controlled by non-Canadians is reduced to acceptable levels. The provisions also include the ability for the Company, on notice to the registered holders of its voting shares, to require the sale, repurchase or redemption, and to effect any sale, repurchase or redemption of such voting shares in order to ensure that the Company continues to be qualified. This above summary is qualified in its entirety by the complete text of the restrictions as provided for in the Articles. The Company will furnish to a shareholder on demand and without charge, a full copy of the text of the relevant provisions. RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO SHARES The Common Shares represented by this Certificate has rights, privileges, restrictions and conditions attaching thereto, and the Company will furnish to a shareholder, on demand and without charge, a full copy of the text of the rights, privileges, restrictions and conditions attached to these Common Shares. AVIS SUR LES RESTRICTIONS RELATIVES AUX ACTIONS Le pourcentage des actions comportant droit de vote de la Société que peut détenir les non-Canadiens est limité aux termes de la Loi sur les télécommunications, du Règlement sur la propriété et le contrôle des entreprises de télécommunication canadiennes, de la Loi sur la radiodiffusion, de la Loi sur la radiocommunication et de certaines autres lois qui s’appliquent ou pourraient s’appliquer aux activités de la Société et de ses filiales. Afin de s’assurer que la Société et ses filiales demeureront autorisés à exercer leurs activités en vertu de ces lois, les statuts de la Société contiennent certaines dispositions relatives à la vente, au transfert, à l’acquisition et à la détention d’actions comportant droit de vote de la Société. Ces dispositions comprennent les affidavits ou déclarations exigés de porteurs inscrits d’actions de la Société pour déterminer la propriété véritable des actions comportant droit de vote par les porteurs canadiens et non canadiens et imposer des restrictions sur la capacité de souscrire, d’émettre, de transférer ou autrement d’acquérir des actions, y compris les actions ordinaires, de la Société. Ces dispositions permettent également à la Société de suspendre le droit des actionnaires d’exercer leurs droit de vote de telle sorte que la proportion des actions comportant droit de vote appartenant en propriété véritable à des non-Canadiens ou contrôlée par ceux-ci soit ramenée à des niveaux acceptables. La Société peut également, aux termes de ces dispositions, sur avis aux porteurs inscrits de ses actions comportant droit de vote, exiger la vente ou le rachat, au gré du porteur ou de la Société, et conclure toute vente ou encore tout rachat, au gré du porteur ou de la Société, de ces actions comportant droit de vote afin que la Société demeure autorisée à exercer ses activités. Le texte qui précède n’est qu’un sommaire qui doit être lu sous réserve du texte intégral des restrictions figurant dans les statuts. La Société fournira, sans frais, à tout actionnaire qui en fera la demande une copie intégrale du texte des dispositions pertinentes. DROITS, PRIVILÈGES, RESTRICTIONS ET CONDITIONS SE RAPPORTANT AUX ACTIONS Les actions ordinaires visées par le présent certificat comportent des droits, privilèges, restrictions et conditions s’y rapportant, et la Société fournira, sans frais, à l’actionnaire qui en fera la demande une copie du texte intégral des droits, privilèges, restrictions et conditions se rapportant à ces actions ordinaires. 00VW4G The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears: TEN COM - as tenants in common JT TEN - as joint tenants with rights of survivorship and not as tenants in common (Name) CUST (Name) UNIF - (Name) as Custodian for (Name) under the GIFT MIN ACT (State) (State) Uniform Gifts to Minors Act Additional abbreviations may also be used though not in the above list. Les abréviations suivantes doivent être interprétées comme si les expressions correspondantes étaient écrites en toutes lettres : TEN COM - à titre de tenants communs JT TEN - à titre de tenants conjoints avec gain de survie et non à titre de tenants communs (Nom) CUST (Nom) UNIF - (Nom) à titre de dépositaire pour (Nom) en vertu de la Uniform Gifts to GIFT MIN ACT (État) Minors Act de (État) Des abréviations autres que celles qui sont données ci-dessus peuvent aussi être utilisées. Signature of Guarantor / Signature du garant Until the Separation Time (defined in the Shareholder Rights Plan Agreement as defined below), this certificate also evidences rights of the holder described in a Shareholder Rights Plan Agreement, dated as of March 12, 2010 (the “Shareholder Rights Plan Agreement”), between TELUS and Computershare Trust Company of Canada, as amended from time to time, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of TELUS. Under certain circumstances set out in the Shareholder Rights Plan Agreement, the rights may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate. TELUS will mail or arrange for the mailing of a copy of the Shareholder Rights Plan Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor. Jusqu’à la date de séparation (selon le sens qui est attribué à cette expression dans la convention relative au régime de droits des actionnaires définie ci-après), le présent certificat atteste également les droits du porteur décrits dans la convention relative au régime de droits des actionnaires datée du 12 mars 2010 (la « convention relative au régime de droits des actionnaires ») conclue entre TELUS et Société de fiducie Computershare du Canada, telle que modifiée de temps à autre, dont les modalités sont intégrées par renvoi aux présentes et dont un exemplaire est conservé aux principaux bureaux administratifs de TELUS. Dans certaines circonstances mentionnées dans la convention relative au régime de droits des actionnaires, les droits peuvent expirer, être frappés de nullité ou être attestés par des certificats distincts et ne plus être attestés par le présent certificat. TELUS fera parvenir par courrier au porteur du présent certificat, ou prendra les dispositions nécessaires pour lui faire parvenir par courrier, un exemplaire de la convention relative au régime de droits des actionnaires, sans frais et dans les meilleurs délais possibles après la réception d’une demande écrite à cet égard. The IRS (Internal Revenue Service) requires cost basis reporting of securities acquired for U.S. residents after January 1, 2011. For more information, please visit www.irs.gov. L'IRS (Internal Revenue Service) exige la déclaration du prix de base des titres acquis pour les résidents des États-Unis après le 1er janvier 2011. Pour plus d'informations, veuillez visiter le www.irs.gov. SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK. PAPIER FILGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÉRE.